Exhibit 99.1
Pelthos Therapeutics Announces First Quarter 2026 Financial Results

ZELSUVMI® net product revenue grew 17% quarter over quarter from $9.1 million in the fourth quarter of 2025 to $10.7 million in the first quarter of 2026

7,884 ZELSUVMI units prescribed by 3,228 unique prescribers for the first quarter of 2026, with a 25% quarter over quarter increase in units dispensed

Management will host a conference call today, May 14, 2026, at 8:30 a.m. ET

DURHAM, N.C., May 14, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos,” “we” or the “Company”), today announced its financial results for the first quarter ended March 31, 2026, which can be found in the Financial Results section of the Company’s website at https://ir.pelthos.com/financial-info/financial-results.

First Quarter and Recent Highlights

•ZELSUVMI, the first at home FDA-approved treatment for molluscum contagiosum, a highly contagious viral skin infection that largely afflicts children, was launched in July 2025 and has generated $26.9 million in net sales in the first three quarters of commercial operations.

•From the launch of ZELSUVMI in July 2025 through March 31, 2026, 16,774 units of ZELSUVMI were dispensed and written by 4,867 unique prescribers. Units of ZELSUVMI dispensed rose from 6,312 in the fourth quarter of 2025 to 7,884 in the first quarter of 2026, representing a 25% increase.

•We have completed the previously announced expansion of our sales force, adding fourteen sales representative positions in heretofore uncovered territories. At the end of the first quarter of 2026, we had 64 territory managers engaged in commercialization efforts related to ZELSUVMI, as compared to 50 at the end of the fourth quarter of 2025.

•In January 2026, we entered into a $50.0 million senior secured term loan facility, of which we drew $30.0 million at the close, with Horizon Technology Finance. The term loan will provide us with the flexibility and resources to accelerate the commercialization of our portfolio and strengthen our balance sheet.

•Our cash balance as of March 31, 2026 was $32.0 million, which based on our current projections, is expected to support the current business plan.

•As of March 31, 2026, we had approximately 8.9 million shares outstanding on an as-converted basis, which includes the conversion of approximately 55,218 shares of our Series A and 2,600 shares of our Series C Convertible Preferred Stock, and approximately 3.4 million shares of common stock issued and outstanding.

Management Commentary

Scott Plesha, CEO of Pelthos, stated, “In the first quarter of 2026, we continued to build momentum for ZELSUVMI, driven by the expansion of our sales force and focused commercial execution. The increase in dispensed units positions us well for continued growth in the second quarter and beyond. Looking ahead, we anticipate ongoing growth for ZELSUVMI, with dispensed units in April reaching 3,776 and total units dispensed since launch surpassing a significant milestone of 20,000. We believe our continued commercial performance, paired with the Horizon facility we entered into earlier this year, will provide us the capital and flexibility needed to advance our business plan, including the planned commercialization of XEPI® and XEGLYZE® in early 2027 and mid-2027, respectively.”

First Quarter 2026 Financial Summary

•Net product revenue for ZELSUVMI during the first quarter of 2026 was $10.7 million, as compared to $9.1 million in the fourth quarter of 2025, representing an approximate 17% quarter over quarter increase.

•Cost of goods sold was $1.7 million for the first quarter of 2026 and $1.7 million in the fourth quarter of 2025. The fourth quarter of 2025 included $121,000 of write-offs related to previously capitalized process validation expenses. Cost of goods sold includes fair value adjustments related to finished goods and active pharmaceutical ingredient inventory on hand at the time of the Company’s merger in July 2025.

•Selling, general and administrative (“SG&A”) expenses were $21.1 million for the first quarter of 2026, as compared to $18.5 million for the fourth quarter of 2025, representing an increase of $2.6 million or approximately 14% quarter over quarter. Quarter over quarter changes in SG&A included: (i) an increase of $0.2 million in non-cash expenses, comprised of stock based compensation and depreciation, (ii) an increase in royalty expense of $0.3 million, (iii) an increase in personnel costs of $1.0 million, including $0.2 million of non-recurring severance, (iv) an increase in marketing, sales and commercial expenses of $1.5 million, and (v) an increase in regulatory and manufacturing related expenses of $1.2 million; offset by a reduction in corporate expenses of $1.6 million.

•Interest expense for the first quarter of 2026 was $2.4 million, as compared to $1.3 million for the fourth quarter of 2025. Interest expense is attributable to (i) the Company’s existing convertible notes and its Horizon facility; and (ii) the accounting treatment of certain royalty and purchase agreement obligations entered into by the Company.

•Change in fair value of debt, related to the convertible notes issued in November 2025, was $5.2 million in the first quarter of 2026. At issuance, the Company analyzed the terms of the convertible notes and its embedded features concluding it appropriate to account for the convertible notes at fair value. Accordingly, the Company initially recognized the convertible notes at fair value and will subsequently measure the convertible notes at fair value with changes in fair value recorded in current period earnings or other comprehensive income.

•Net Loss for the first quarter of 2026 was $(10.2) million, as compared to $(21.7) million for the fourth quarter of 2025.

•Adjusted EBITDA for the first quarter of 2026 was $(8.0) million, as compared to $(7.6) million for the fourth quarter of 2025, on a comparative basis discussed within the Non-GAAP Financial Information below.

•See additional detail within the Summary Financial Statement tables and Non-GAAP Financial Information below.

Webcast and Conference Call

Management will host a conference call today at 8:30 am ET to discuss the Company’s first quarter 2026 results. Interested parties may participate in the call by dialing:

(877) 451-6152 (Domestic)
(201) 389-0879 (International)
Conference ID: 13760399

The live webcast will be accessible in the Investors section of the Company’s website or by following the direct link:

https://viavid.webcasts.com/starthere.jsp?ei=1761761&tp_key=d31924f2e0

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Pelthos’ website.

About Pelthos Therapeutics

Pelthos Therapeutics is a commercial-stage biopharmaceutical company focused on building and advancing a portfolio of differentiated cutaneous infectious disease products that address unmet patient needs. ZELSUVMI® (berdazimer) topical gel, 10.3%, the company’s lead product, is the first and only prescription therapy approved for use at home by patients, parents, and caregivers to treat molluscum contagiosum. The company’s portfolio of assets includes XEPI® (ozenoxacin) Cream, 1%, a topical treatment for impetigo, and XEGLYZE® (abametapir), a topical treatment for head lice. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that our term loan with Horizon will provide us with the flexibility and resources to accelerate the commercialization of our portfolio and strengthen our balance sheet; (ii) our belief that our commercial execution on the growth of ZELSUVMI and our cash balance provides the runway to execute on our business plan; (iii) our belief that we will see continuing ZELSUVMI growth in the second quarter of 2026; (iv) the potential liming for the commercialization and anticipated launch of XEPI and XEGLYZE; (v) our belief that the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business; and (vi) our belief that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

Summary Financial Statements

Pelthos Therapeutics Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited) (in thousands)
	March 31, 2026	December 31, 2025
Cash and cash equivalents	$31,976	$17,973
Accounts receivable, net	11,700	8,858
Inventory, net	23,418	23,574
Total current assets	69,801	53,410
Total assets	145,378	130,397

Accounts payable	$6,147	$2,986
Accrued expenses	12,835	15,364
Total current liabilities	25,003	25,993
Total liabilities	110,276	91,516

Total stockholders' equity	$35,102	$38,881
Total liabilities and stockholders' equity	145,378	130,397

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Three Months Ended March 31,
	2026	2025

Revenue
Net product revenues	$10,665	$—
License and collaboration revenues	241	—
Total revenue	10,906	—
Operating expenses
Cost of goods sold	1,673	—
Selling, general and administrative	21,104	1,640
Research and development	186	194
Amortization of intangible assets	1,031	—
Total operating expenses	23,994	1,834
Operating loss	(13,088)	(1,834)
Other (expense) income
Interest expense	(2,353)	(134)
Change in fair value of convertible debt	5,203	—
Total other (expense) income	2,850	(134)
Net loss before provision for income taxes	(10,238)	(1,968)
Provision for income taxes	—	—
Net loss	$(10,238)	$(1,968)

Net loss per common share - basic and diluted	$(3.09)	$(3.21)
Weighted average number of common shares outstanding - basic and diluted	3,311,742	612,889

The table below sets forth the income statement for the first quarter of 2026 and the fourth quarter of 2025. This table will be provided again in the second quarter of 2026, after which the Company will no longer provide a similar table as comparable year over year data will become available based on the July 2025 merger:

Pelthos Therapeutics Inc.
Condensed Consolidated Statements of Operations (unaudited) (in thousands except share and per share data)

	Three Months Ended
	March 31, 2026	December 31, 2025

Revenue
Net product revenues	$10,665	$9,094
License and collaboration revenues	241	295
Total revenue	10,906	9,389
Operating expenses
Cost of goods sold	1,673	1,672
Selling, general and administrative	21,104	18,469
Research and development	186	374
Amortization of intangible assets	1,031	877
Total operating expenses	23,994	21,392
Operating loss	(13,088)	(12,003)
Other (expense) income
Interest expense	(2,353)	(1,314)
Impairment of intangible assets	—	(285)
Change in fair value of convertible debt	5,203	(14,984)
Total other (expense) income	2,850	(16,583)
Net loss before provision for income taxes	(10,238)	(28,586)
Provision for income taxes	—	(6,922)
Net loss	$(10,238)	$(21,664)

Net loss per common share - basic and diluted	$(3.09)	$(6.87)
Weighted average number of common shares outstanding - basic and diluted	3,311,742	3,154,538

Non-GAAP Financial Information

Adjusted EBITDA

To provide investors with additional information regarding the Company’s financial results, we have provided within this press release Adjusted EBITDA, a non-GAAP financial measure. We define Adjusted EBITDA as net loss adjusted to eliminate (i) stock-based compensation expense, (ii) the inventory valuation step-up recognized in cost of goods sold resulting from the July 1, 2025 acquisition of LNHC, Inc., as described below, (iii) change in fair value of convertible debt, (iv) interest expense, (v) amortization of intangible assets, (vi) depreciation expense, and (vii) the provision for income taxes. We have provided a reconciliation below of Net Loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

The Company accounts for business acquisitions using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements (“ASC 820”), as of the acquisition date. As part of the July 1, 2025 acquisition of

LNHC, Inc., the fair value of the inventory acquired was estimated using the top/down method that considers the estimated selling price, costs to complete, disposal costs, profit margin on disposal effort, and holding costs. Significant assumptions include management’s estimates for the selling price and the costs to be incurred related to the disposal effort of the inventory. The non-cash inventory valuation step-up from the acquisition of LNHC, Inc. is recognized within cost of goods sold in the periods presented.

We have included Adjusted EBITDA in this press release because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items from net loss in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP

The following table presents a reconciliation of Net Loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(10,238)	$(1,968)
Adjustments:
Stock-based compensation	1,908	456
Cost of goods sold basis step-up	1,639	—
Change in fair value of convertible debt	(5,203)	—
Interest expense	2,353	134
Amortization of intangible assets	1,031	—
Depreciation	469	—
Provision for income taxes	—	—
Adjusted EBITDA	$(8,041)	$(1,378)